                                                                   EXHIBIT 10.31

                               PURCHASE AGREEMENT


                          DATED AS OF OCTOBER 26, 2001


                                      AMONG


                               FW HOLDINGS, INC.,
                                   AS SELLER,


                            MABCO STEAM COMPANY, LLC,
                                  AS PURCHASER,


                                       AND


                           WEIRTON STEEL CORPORATION,
                                  AS GUARANTOR

                       PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement"), dated as of October 26, 2001, is entered into by and among FW Holdings, Inc., a Delaware corporation, as the Seller (the "Seller"), MABCO Steam Company, LLC, a Delaware limited liability company, as Purchaser (the "Purchaser"), and Weirton Steel Corporation, a Delaware corporation, as Guarantor (the "Guarantor").

                              W I T N E S S E T H:

      WHEREAS, Seller is the owner of the Facility, located on the Land more particularly described on Exhibit A attached hereto, and the Energy Assets more particularly described on Exhibit B attached hereto (collectively, the "Property"); and

      WHEREAS, the parties intend for the Purchaser to acquire the Property, and for the parties to enter into certain easements and other agreements with respect to the Property, on the terms and conditions provided in this Agreement; and

      WHEREAS, to induce the Purchaser to acquire the Property, the Purchaser has required the Guarantor to guaranty all obligations of the Seller under this Agreement; and

      WHEREAS, Purchaser, Seller, and Guarantor desire to memorialize the terms and conditions by which the sale of the Property will occur.

      NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION

      SECTION 1.1 Certain Terms Defined. Unless the context shall otherwise clearly require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof and the rules of interpretation set forth in Appendix A shall apply to this Agreement.

                                   ARTICLE II

                                     CLOSING

      SECTION 2.1 Closing Date. The Closing Date for the transactions contemplated by this Agreement shall be deemed to have occurred as of the date of this Agreement, subject to satisfaction of the following conditions precedent:

      (a) Agreement. This Agreement shall have been duly authorized, executed and delivered by the Purchaser, Seller and Guarantor.

      (b) Purchase Money Note. The Purchase Money Note shall have been duly authorized, executed and delivered by the Purchaser to the Seller.

      (c) Supply Agreement. The Supply Agreement in the form attached hereto as Exhibit C (the "Supply Agreement") shall have been duly authorized, executed and delivered by the Purchaser and the Guarantor, which will be assigned by the Purchaser to the Seller.

      (d) Appraisal. The Purchaser shall have received an appraisal of the Property in form and substance reasonably satisfactory to the Purchaser (the "Appraisal") setting forth that (i) the "in place in use" value of the Appraised Foster Wheeler Plant and the Appraised Generation Assets is approximately $30.6 million and $8.0 million, respectively, and (ii) the orderly liquidation value of the Appraised Foster Wheeler Plant and the Appraised Generation Assets is approximately $1.6 million.

      (e) Environmental Audit. The Purchaser shall have received an Environmental Audit regarding the Property dated no earlier than six (6) months prior to the Closing Date in form and substance reasonably satisfactory to the Purchaser.

      (f) Property Survey and Title Insurance. On or prior to the Closing Date, the Seller shall have delivered to the Purchaser, an American Land Title Association ("ALTA")/1992 (Urban) Survey of the Land and a commitment to deliver an ALTA Form B-1992 extended owners title insurance policy covering the Property (with exceptions for Permitted Property Liens, including those items set forth on Exhibit D attached hereto) in favor of the Purchaser in a form reasonably acceptable to the Purchaser and the Title Company, such policy to be in an amount not less than the Purchase Price with such endorsements issued by the Title Company as may be reasonably requested by the Purchaser.

      (g) Representations and Warranties. On the Closing Date, the representations and warranties of the Purchaser, Seller and Guarantor set forth in this Agreement and the other Operative Documents (or in certificates delivered pursuant thereto) executed by the Purchaser, Seller and the Guarantor shall be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

      (h) Bill of Sale/Deed/Easement Agreement. Each of the Bill of Sale (in the form attached hereto as Exhibit E), the Deed (in the form attached hereto as Exhibit F) and the Easement Agreement (in the form attached hereto as Exhibit G) shall have been duly authorized, executed and delivered by the parties thereto.

      (i) Other Conveyance Documents. An (A) Owner's Affidavit, (B) a Certificate and Affidavit of Non-Foreign Status, (C) a completed 1099-S Request for Taxpayer Identification Number and Certification and Acknowledgment, and (D) any other documents reasonably requested by the Purchaser or the Title Company, all in a form of, and on the terms and conditions reasonably acceptable to, the Purchaser and the Title Company.

      (j) The Seller's Resolutions and Incumbency Certificate, etc. The Seller shall have delivered to the Purchaser (x) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) resolutions of the Seller duly authorizing the execution, delivery and performance by it of this Agreement and the other Operative Documents to which it is or will be a party, (B) its charter documents, together with all amendments thereto, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Agreement and the other Operative Documents to which it is a party, (y) a certificate of good standing, existence or its equivalent, dated no earlier than thirty (30) days prior to the Closing Date, issued by the appropriate governmental officer in its jurisdiction of incorporation, and (z) any other documents reasonably requested by Purchaser or the Title Company necessary to evidence that the Seller has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party, and to consummate the purchase and sale of the Property.

      (k) The Guarantor's Resolutions and Incumbency Certificate, etc. The Guarantor shall have delivered to the Purchaser (x) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) resolutions of the Guarantor duly authorizing the execution, delivery and performance by it of this Agreement and the other Operative Documents to which it is or will be a party, (B) its charter documents, together with all amendments thereto, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Agreement and the other Operative Documents to which it is a party, (y) a certificate of good standing, existence or its equivalent, dated no earlier than thirty (30) days prior to the Closing Date, issued by the appropriate governmental officer in its jurisdiction of incorporation, and (z) any other documents reasonably requested by Purchaser or the Title Company necessary to evidence that the Guarantor has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party, and to consummate the purchase and sale of the Property.

      (l) The Purchaser's Resolutions and Incumbency Certificate, etc. The Purchaser shall have delivered to the Guarantor and Seller (x) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) resolutions of the Purchaser duly authorizing the execution, delivery and performance by it of this Agreement and the other Operative Documents to which it is or will be a party, (B) its charter documents, together with all amendments thereto, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf this Agreement and the other Operative Documents to which it is a party, (y) a certificate of good standing, existence or its equivalent, dated no earlier than thirty (30) days prior to the Closing Date, issued by the appropriate governmental officer in its jurisdiction of incorporation, and (z) any other documents reasonably requested by Seller, Guarantor or the Title Company necessary to evidence that the Purchaser has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party, and to consummate the purchase and sale of the Property.

      (m) Recordation of Deed and Easement Agreement. On or prior to the Closing Date, the Purchaser shall have received evidence or a commitment reasonably satisfactory to it that (i) each of the Deed and the Easement Agreement has been, or are being, recorded in a manner sufficient to vest in Purchaser good and insurable title to the Facility pursuant to the Deed and good and insurable interest in all easements set forth in the Easement Agreement, in each case subject to Permitted Property Liens, and (ii) that the Title Company has issued, or has agreed to issue the title insurance policy required by Section 2.1(f) hereof.

      (n) Non-Disturbance Agreement. The Non-Disturbance Agreement in the form attached hereto as Exhibit I shall have been duly authorized, executed and delivered by the Purchaser, the Seller and the Guarantor.

      All documents and instruments required to be delivered pursuant to this
Section 2.1 shall be or be deemed to be delivered at the offices of Kirkpatrick & Lockhart LLP, Henry W. Oliver Building, 535 Smithfield Street, Pittsburgh, Pennsylvania 15222, or at such other location in Allegheny County, Pennsylvania as may be determined by the Purchaser and Seller.

                           ARTICLE III

                      PURCHASE OF PROPERTY

      SECTION 3.1 Purchase and Sale. Subject to the terms and conditions of this Agreement and the other Operative Documents, on the Closing Date, the following shall occur:

      (a) The Purchaser shall acquire from Seller (i) good title to the Energy Assets pursuant to the Bill of Sale, (ii) good and insurable title to the Facility pursuant to the Deed and the Bill of Sale, and (iii) a good, valid and insurable interest in all easements set forth in the Easement Agreement, in each case subject to Permitted Property Liens. Purchaser shall pay to Seller in connection with the purchase of the Property, the Purchase Price as provided in
Section 3.2.

      (b)  Purchaser and Guarantor shall enter into the Supply Agreement.

      SECTION 3.2 Purchase Price. The purchase price shall be $30,000,000.00 (the "Purchase Price"). The Purchase Price shall be paid as follows: (i) immediately available funds of no less than $0.00 and (ii) a purchase money note, in substantially the form set forth in Exhibit H attached hereto (the "Purchase Money Note") for the balance.

                                   ARTICLE IV

                          REPRESENTATIONS OF PURCHASER

      SECTION 4.1 Representations of the Purchaser. The Purchaser represents and warrants to the Seller, as of the Closing Date, that:

      (a) Power and Authority. The Purchaser has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party.

      (b) Organization. The Purchaser is a limited liability company validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or creation, which jurisdiction is located within the United States.

      (c) Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Purchaser of this Agreement and the other Operative Documents to which it is a party are within the Purchaser's organizational powers, have been duly authorized by all necessary organizational action, and do not contravene the Purchaser's Constituent Documents or contravene any Applicable Law affecting the Purchaser.

      (d) Binding Effect. This Agreement constitutes the legal, valid and binding agreement of the Purchaser and each of the other Operative Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Purchaser, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      (e) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over the Purchaser is required to authorize or is required in connection with the execution and delivery by the Purchaser of this Agreement or any other Operative Documents to which it is a party.

      (f) No Business Operations. Purchaser has not engaged in any business operations, and has not entered into any contracts, agreements or indentures, or incurred any other material obligations, other than as expressly contemplated pursuant to this Agreement and the other Operative Documents. Purchaser has no Subsidiaries, and owns no interest in any entity or business venture.

                                    ARTICLE V

                          REPRESENTATIONS OF GUARANTOR

      SECTION 5.1 Representations of the Guarantor. The Guarantor represents and warrants to the Purchaser, as of the Closing Date, that:

      (a) Power and Authority. The Guarantor has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party.

      (b) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Guarantor is in good standing as a foreign corporations authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary, other than jurisdictions in which failure to be so qualified would not have a material adverse effect on the Guarantor.

      (c) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Guarantor of this Agreement and each other Operative Document to which it is a party are within its powers, have been duly authorized by all necessary corporate action, including, if required, stockholder action on behalf of the Guarantor, require no action by or in respect of, or filing with, any Governmental Authority and do not violate any provision of Applicable Law or of the Constituent Documents of the Guarantor.

      (d) Validity; Binding Effect. This Agreement and the other Operative Documents to which the Guarantor is a party have been duly executed and delivered by Guarantor. This Agreement constitutes the legal, valid and binding agreement of the Guarantor and each of the other Operative Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Guarantor, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      (e) Reports. Copies of all reports, registration statements and other filings, together with any amendments thereto, filed by the Guarantor with the Securities and Exchange Commission (the "SEC") since December 31, 1999 through the date of this Agreement (the "Company SEC Reports"), have been made available to the Purchaser. As of the respective dates of their filing with the SEC, the Company SEC Reports complied, and all such reports, registration statements and other filings to be filed by the Guarantor with the SEC prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, and did not at the time they were filed with the SEC, or will not at the time they are filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (f) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over Guarantor or the Property is required to authorize or is required in connection with the execution and delivery by Guarantor of this Agreement or any other Operative Documents to which it is a party.

      (g) Location of Chief Executive Office and Principal Place of Business, etc. The Guarantor's and Seller's current chief executive office and principal place of business of the Guarantor are at the addresses set forth on Schedule 5.1(g) hereto as its "Chief Executive Office and Principal Place of Business."

      (h) Investment Company Act; Public Utility Holding Company. Neither the Guarantor nor any of its Subsidiaries (including, without limitation, Seller) is an "investment company" registered or required to be registered under the Investment Company Act, or a company under the "control" of an "investment company" as those terms are defined in such Act. Further, neither the Guarantor nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company" within the meaning of the PUHCA.

      (i) Actions against the Guarantor. There are no actions, suits or proceedings pending or to Guarantor's knowledge threatened against, by or affecting the Guarantor which affect title to the Property or which question the validity or enforceability of this Agreement or any other Operative Document or of any action taken by the Guarantor under this Agreement or any other Operative Document, in any court or before any Governmental Authority, domestic or foreign.

      (j) Information about the Property. All information and data listed on
Schedule 5.1(i) with respect to the Property is true, correct, and complete in all material respects as of the date as of which such information and data are dated or certified.

Guarantor acknowledges and agrees that no prior examination or investigation of the Property or of the operation of the Property by or on behalf of Purchaser shall in any way modify, affect or diminish Guarantor's obligations under the representations, warranties, covenants and agreements set forth in this Agreement.


                                   ARTICLE VI

                            REPRESENTATIONS OF SELLER

      SECTION 6.1 Representations of the Seller. The Seller represents and warrants to the Purchaser, as of the Closing Date, that:

      (a) Power and Authority. The Seller has the requisite power and authority to enter into and perform under this Agreement and the other Operative Documents to which it is a party.

      (b) Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Seller is in good standing as a foreign corporation authorized to do business in each jurisdiction where the nature of its activities or the ownership of its properties makes such qualification or licensing necessary, other than jurisdictions in which failure to be so qualified would not have a material adverse effect on the Seller.

      (c) Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Operative Document to which it is a party are within its powers, have been duly authorized by all necessary corporate action, including, if required, stockholder action on behalf of the Seller, require no action by or in respect of, or (except with respect to the filing of UCC-1s and mortgages or deeds of trust) filing with, any Governmental Authority and do not violate any provision of Applicable Law or of the Constituent Documents of the Seller.

      (d) Validity; Binding Effect. This Agreement and the other Operative Documents to which the Seller is a party have been duly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding agreement of the Seller and each of the other Operative Documents to which it is a party, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Seller, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

      (e) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over Seller or the Property is required to authorize or is required in connection with the execution and delivery by Seller of this Agreement or any other Operative Document to which it is a party.

      (f) Location of Chief Executive Office and Principal Place of Business, etc. The Guarantor's and Seller's current chief executive office and principal place of business of the Guarantor are at the addresses set forth on Schedule 5.1(g) hereto as its "Chief Executive Office and Principal Place of Business."

      (g) No Business Operations. Seller has not engaged in any business operations, and has not entered into any contracts, agreements or indentures, or incurred any other material obligations, other than as expressly contemplated pursuant to this Agreement and the other Operative Documents. Seller has no Subsidiaries, and owns no interest in any entity or business venture. Seller is not an "investment company" registered or required to be registered under the Investment Company Act, or a company under the "control" of an "investment company" as those terms are defined in such Act. Further, Seller is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company" within the meaning of the PUHCA.

      (h) Actions against the Seller. There are no actions, suits or proceedings pending or to Seller's knowledge threatened against, by or affecting the Seller which affect title to the Property or which question the validity or enforceability of this Agreement or any other Operative Document or of any action taken by the Seller under this Agreement or any other Operative Document, in any court or before any Governmental Authority, domestic or foreign.

      (i) Title to the Property. The Seller has good and insurable title to the Facility and the Energy Assets, subject to Permitted Property Liens; and, without limiting the generality of the foregoing, Seller owns all of the Energy Assets and none of the Energy Assets are leased.

      (j) Encroachments; Zoning. To Seller's knowledge, there are no encroachments on the Land that would materially adversely effect the Facility and all buildings that are a part of the Facility are situated entirely within the boundaries of the Land and within applicable building lines. The Land is zoned in the zoning classification "M-1 Industrial" under the applicable zoning ordinance of City of Weirton, West Virginia.

      (k) Flood Plain. No portion of the Land, excluding Appurtenant Rights, is located within any Special Flood Hazard Area designated by the Federal Emergency Management Agency, or in any area similarly designated by any Governmental Authority; no portion of the Land meets the definition of "wetlands" codified at 40 C.F.R. part 230.3(t), or has been similarly designated by any Governmental Authority; and no portion of the Land, excluding Appurtenant Rights, constitutes "wetlands" that have been filled, whether or not pursuant to appropriate permits.

      (l) Use Restrictions; Assessments. The Facility is not subject to any use, development or occupancy restrictions (except those imposed by applicable zoning and subdivision laws and regulations), special taxes and assessments or utility "tap-in" fees (except those generally applicable throughout the tax district in which the Facility is located), or charges or restrictions, whether existing of record or arising by operation of law, unrecorded agreement, the passage of time or otherwise (other than the Permitted Property Liens), except to the extent that any such restrictions, taxes, assessments, fees, or charges would not have a material adverse effect on the Facility. The Facility is not and has not been subject to any exemption from ad valorem taxes that will result in imposition of any tax or penalty upon the transfer of title at Closing.

      (m) Compliance. The Facility is not constructed, occupied, used or operated in violation of, is not otherwise in violation of, and Seller has received no notice of any violations or potential violation of any Applicable Law or any private restrictive covenants affecting the Facility, except to the extent that any such violations would not have a material adverse effect on the Facility. All Governmental Approvals required by any Governmental Authority for the continued use, occupancy and operation of the Facility have been obtained, are paid for, and are free of restrictions, except to the extent that any such restrictions or any failure to obtain a Governmental Approval would not have a material adverse effect on the Facility.

      (n) Condemnation. There are no pending, or to Seller's knowledge threatened or contemplated, condemnation actions involving all or any portion of the Facility or any interest therein; and, to Seller's knowledge, there are no existing, proposed or contemplated plans to widen, modify or realign any public rights-of-way located adjacent to any portion of the Land.

      (o) Utilities; Access. Upon filing of the Easement Agreement, all utilities (including, without limitation, water, storm and sanitary sewer, electricity, gas, steam and telephone) shall be available on the Land through private easements or properly dedicated public easements in capacities sufficient to serve and operate the Facility, and access to the Land from streets and roads adjoining the Land is not limited or restricted.

      (p) Agreements Regarding the Property. Except as set forth on Schedule 6.1(p), there are no material management, maintenance, service or other contracts presently in force with respect to all or any portion of the Facility. There are no material leases, licenses or other agreements for the use, occupancy or possession presently in force with respect to all or any portion of the Facility.

      (q) Improvements. The improvements comprising the Facility are in good order and repair, and in a good, safe, substantial condition, free from material defects, all plumbing, heating, electrical and air conditioning systems and equipment and systems therein are in good order and repair and operating condition, the improvements comprising the Facility are constructed and completed in compliance with accepted standards of good materials and workmanship, and all electrical, plumbing, heating and air-conditioning and exterior drainage systems, in or on the Facility are in good condition and working order and there is no subsidence or other soil condition that does or may in the future materially adversely affect the Facility.

Seller acknowledges and agrees that no prior examination or investigation of the Property or of the operation of the Property by or on behalf of Purchaser shall in any way modify, affect or diminish Seller's obligations under the representations, warranties, covenants and agreements set forth in this Agreement.

                                   ARTICLE VII

                           PAYMENT OF CERTAIN EXPENSES

     SECTION 7.1 Transaction Expenses. On the Closing Date, the Seller shall pay, or cause to be paid, all Transaction Expenses.

                                  ARTICLE VIII

                         OTHER COVENANTS AND AGREEMENTS

      SECTION 8.1 Covenants of Seller. The Seller hereby agrees that it will perform the obligations set forth in this Section 8.1.

      (a) Further Assurances. Seller shall execute and deliver, or cause to be executed and delivered, to the Purchaser from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments as appropriate) that may be reasonably requested by the Purchaser to cure any deficiency in the execution and delivery of this Agreement or any other Operative Document to which it is a party.

      (b) Employees. Seller expressly acknowledges that Purchaser shall not be obligated to assume any responsibility for any employee of Seller employed at the Facility (the "Facility Employees").

      SECTION 8.2 Covenants of Guarantor. The Guarantor hereby agrees that it will perform the obligations set forth in this Section 8.2.

      (a) Further Assurances. Guarantor shall execute and deliver, or cause to be executed and delivered, to the Purchaser from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments as appropriate) that may be reasonably requested by the Purchaser to cure any deficiency in the execution and delivery of this Agreement or any other Operative Document to which it is a party.

      (b) Employees. Guarantor expressly acknowledges that Purchaser shall not be obligated to assume any responsibility for any Facility Employees. Guarantor shall be responsible for all employee costs for the Facility Employees, whether applicable to or owing for periods prior to, on, or after the Closing Date. For the purposes of this Agreement, "employee costs" shall mean and include all fees, wages, salaries and other compensation, and the costs and expenses of workers compensation insurance, vacation pay, sick pay, pension, profit sharing, health insurance, other insurance, other employee benefits, social security taxes, unemployment insurance, and all other federal, state and local employment taxes.

                                   ARTICLE IX

                              GUARANTY BY GUARANTOR

      SECTION 9.1 Guaranty by Guarantor.

      (a) For valuable consideration, receipt of which is acknowledged, and to induce Purchaser to enter into this Agreement, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Purchaser, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Seller under this Agreement and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of this Agreement (the "Purchase Agreement Obligations"). The obligations of Guarantor under the guaranty set forth in this
Section 9.1 shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Purchase Agreement Obligations have been fully paid, performed and discharged. The guaranty contained in this Section 9.1 is a guaranty of payment and not merely of collection.

      (b) The obligations of Guarantor under this Section 9.1 shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (i) the waiver, surrender, compromise, settlement, release or termination of any or all of the Purchase Agreement Obligations; (ii) the failure to give notice to Guarantor of the occurrence of an event of default under the Purchase Agreement Obligations;
(iii) the extension of the time for the payment, performance or discharge of any or all of the Purchase Agreement Obligations or the acceptance or making of compromises or other arrangements with Seller, realizing on any security, or otherwise dealing with Seller, other parties and any security as Purchaser may deem expedient; (iv) the amendment or modification (whether material or otherwise) of this Agreement or the Purchase Agreement Obligations in any respect; (v) any failure, omission, delay or lack on the part of Purchaser to enforce, assert or exercise any right, power or remedy conferred on Purchaser under this Agreement; (vi) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Seller or Guarantor or any of the assets of either of them; (vii) the release or discharge by operation of law of Seller from the payment, performance or discharge of any or all of the Purchase Agreement Obligations; or (viii) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under the guaranty set forth in this Section 9.1. Guarantor acknowledges that Purchaser would not enter into this Agreement without the guaranty set forth in this Section 9.1 and that Purchaser is relying on the guaranty set forth in this Section 9.1.

      (c) The obligations of Guarantor under the guaranty set forth in this
Section 9.1 are independent of the Purchase Agreement Obligations. Guarantor agrees that Purchaser shall have the right to proceed against Guarantor directly and independently of Seller. A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Seller or Seller is joined in any such action. Guarantor authorizes Purchaser and Seller, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor's liability under the guaranty set forth in this Section 9.1, from time to time to amend, modify, renew, extend, supplement or replace this Agreement or the Purchase Agreement Obligations or otherwise change the terms of this Agreement or the Purchase Agreement Obligations, to take and hold security for the Purchase Agreement Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Purchase Agreement Obligations or any person or entity liable for any or all of the Purchase Agreement Obligations. Guarantor shall be and remain bound under the guaranty set forth in this Section 9.1 notwithstanding any such act or omission by Seller or Purchaser. To the extent permitted by Applicable Law, Guarantor waives all rights to require Purchaser to proceed against Seller, to proceed against or exhaust any security held by Purchaser, or to pursue any other remedy in Purchaser's power. Purchaser shall have the right to exercise any right or remedy it may have against Seller or any security held by Purchaser. Guarantor waives the right, if any, to the benefit of, or to direct the application of, any security held by Purchaser. To the extent permitted by Applicable Law, Guarantor waives (i) any defense arising out of any alteration of the Purchase Agreement Obligations, (ii) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Seller or any security held by Purchaser, and (iii) any defense arising by reason of any disability or other defense of Seller or by reason of the cessation or reduction from any cause whatsoever of the liability of Seller other than full payment, performance and discharge of the Purchase Agreement Obligations. The cessation or reduction of the liability of Seller for any reason other than full payment, performance and discharge of the Purchase Agreement Obligations shall not release or affect in any way the liability of Guarantor under the guaranty set forth in this
Section 9.1.

      (d) If Seller becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Seller, or Seller makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Purchase Agreement Obligations are terminated or rejected or any or all of the Purchase Agreement Obligations are modified or abrogated, Guarantor agrees that Guarantor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. The guaranty set forth in this Section 9.1 shall continue to be effective or be reinstated, as the case may be, if any payment of the Purchase Agreement Obligations must be returned by Purchaser upon the insolvency, bankruptcy or reorganization of Seller, Guarantor, or otherwise, as though such payment had not been made. Guarantor shall not seek to exercise any rights of subrogation, reimbursement or indemnity arising from payments made by Guarantor pursuant to this Section 9.1 until the full and complete payment or performance and discharge of the Purchase Agreement Obligations.

      (e) Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of Seller and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Purchase Agreement Obligations which diligent inquiry would reveal, and Guarantor agrees that Purchaser has no duty to advise Guarantor of information known to Purchaser regarding such condition or any such circumstance. Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Seller defaults in the payment, performance or discharge of the Purchase Agreement Obligations. Notwithstanding any such payments and performance hereunder, the guaranty set forth in this Section 9.1 shall remain in full force and effect and shall apply to any and all subsequent defaults by Seller. It is not necessary for Purchaser to inquire into the capacity, authority or powers of Seller or the partners, directors, officers, employees or agents acting or purporting to act on behalf of Seller, and all of the Purchase Agreement Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed hereunder.

      (f) Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of the guaranty set forth in this Section 9.1. Guarantor also waives its homestead exemption. Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, which are incurred by Purchaser in the enforcement of the guaranty set forth in this Section 9.1. Guarantor hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from Purchaser (or any past, present or future board member, trustee, director, officer, employee, agent, representative, or advisor of Purchaser) in any claim, demand, action, suit, proceeding or cause of action in which Purchaser and Guarantor are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the Purchase Agreement Obligations or the enforcement of the guaranty set forth in this Section 9.1, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis. The guaranty set forth in this Section 9.1 shall bind and inure to the benefit of Guarantor and Purchaser and their respective personal representatives, heirs, successors and assigns.

                                    ARTICLE X

                                 INDEMNIFICATION

      SECTION 10.1 General Indemnification. The Seller agrees to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee, on an After Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, arising out of any acts or omissions (whether by Guarantor, Seller or any other Person) occurring on or before the Closing Date, in any way relating to or arising out of:

      (a) any injury or damage to Persons or property arising from the actions or inactions of Seller or Guarantor (or their employees, agents, Affiliates, or invitees);

      (b) this Agreement, any other Operative Document or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof requested by Seller or Guarantor;

      (c)  the Property or any part thereof or interest therein;

      (d) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale, return or other disposition of all or any part of any interest in the Property or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including: (1) Claims or penalties arising from any violation of Applicable Law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Property, and (4) any Claim for patent, trademark or copyright infringement;

      (e) the breach by the Seller or Guarantor of any covenant, representation or warranty made by them or deemed made by them in this Agreement or any other Operative Document or any certificate required to be delivered by this Agreement or any other Operative Document; or

      (f) the existence of any Lien other than Lessor Liens on or with respect to the Property, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Property or by reason of labor or materials furnished or claimed to have been furnished to the Seller or the Guarantor, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Seller or the Guarantor or modifications constructed by the Seller or the Guarantor;

      provided, however, that the Seller shall not be required to indemnify any Indemnitee under this Section 10.1 for any Claim to the extent resulting from the willful misconduct or negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any other Operative Document.

      SECTION 10.2 Environmental Indemnity. Without limitation of the other provisions of this Article X, the Seller hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including third party claims for personal injury or real or personal property damage), losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable attorneys' and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any Governmental Authority, arising out of any acts or omissions (whether by Guarantor, Seller or any other Person) occurring on or before the Closing Date caused by:

      (a) Contamination on or under the Property resulting in an Environmental Condition, or any Release of any Hazardous Material on, under, from or onto the Property,

      (b) any Environmental Claim or any activity, including construction, that was carried on or undertaken on or off the Property, and whether by the Guarantor, the Seller or any predecessor in title or any employees, agents, contractors or subcontractors of the Guarantor, the Seller or any predecessor in title, in connection with the use, handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Material that at any time is or has been located or present on or under or that at any time migrates, flows, percolates, diffuses or in any way moves from, onto or under the Property,

      (c) Hazardous Material released from the Property to the environment or Environmental Conditions on the Property (including clean-up costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, fines and penalties and natural resource damages), causing death or injury to any Person, or to wildlife, aquatic species, vegetation, flora and fauna, and any resulting mitigative action required by or under Environmental Laws,

      (d) any claim concerning lack of compliance with Environmental Laws, or any act or omission on the Property causing an Environmental Condition that requires remediation, investigation, corrective action, clean-up obligation or other response or causes any Governmental Authority to record a Lien on the land records, or

      (e) any Contamination requiring remediation, investigation, corrective action, clean-up obligation or other response under any Environmental Law on or under the Land, or affecting any natural resources, arising in connection with the generation, use, handling, storage, transport or disposal of any Hazardous Materials on the Property, and irrespective of whether any of such activities were or will be undertaken in accordance with Applicable Laws;

      provided, however, that the Seller shall not be required to indemnify any Indemnitee under this Section 10.2 for any Claim to the extent resulting from the willful misconduct or negligence of such Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under any other Operative Document.

      SECTION 10.3 Proceedings in Respect of Claims. With respect to any amount that the Seller is requested by an Indemnitee to pay by reason of Section 10.1 or 10.2, such Indemnitee shall, if so requested by the Seller and prior to any payment, submit such additional information to the Seller as the Seller may reasonably request and which is in the possession of or reasonably available to Indemnitee to substantiate properly or which is otherwise related to the requested payment or related Claim. The Seller and each Indemnitee agree to give each other prompt written notice of any Claim hereby indemnified against but the giving of any such notice by an Indemnitee shall not be a condition to the Seller's obligations under Section 10.1 or 10.2, except to the extent failure to give such notice materially prejudices Seller's rights hereunder.

      In case any action, suit or proceeding shall be brought against any Indemnitee for which indemnification is or will at any time be sought hereunder or under this Agreement or any other Operative Document, the Seller shall be entitled, at the Seller's expense and subject to the limitations set forth in this Section 10.3, to participate in, and, to the extent that the Seller desires to, assume and control the defense thereof; provided, however, that Seller shall not take any action that would unduly prejudice the interests of any Indemnitee. The Seller, at the request of each Indemnitee, shall keep such Indemnitee apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Seller shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that (A) in the reasonable opinion of such Indemnitee (x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a material or imminent risk of the sale, forfeiture or loss of, the Property or any part thereof unless, in the case of civil liability or such potential Lien, the Seller shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Seller which the Seller and the Indemnitee have been unable to sever from the indemnified claim(s), or
(C) an Event of Default under the Lease has occurred and is continuing. The Indemnitee will join in the Seller's efforts to sever such action. The Indemnitee may participate in a reasonable manner at the Seller's expense and with its own counsel in any proceeding conducted by the Seller in accordance with the foregoing.

      Each Indemnitee shall at the expense of the Seller supply the Seller with such information and documents reasonably requested by the Seller as are necessary or advisable for the Seller to participate in, or assume and control the defense of, any action, suit or proceeding to the extent permitted by
Section 10.1 or 10.2. Unless an Event of Default under the Lease shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 10.1 or 10.2 without the prior written consent of the Seller.

      Upon payment in full of any Claim by the Seller pursuant to Section 10.1 or 10.2 to or on behalf of an Indemnitee and after an Indemnitee has been fully indemnified for a Claim pursuant to Section 10.1 or 10.2, the Seller, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Seller and give such further assurances as are necessary or advisable to enable the Seller vigorously to pursue such claims.

      Any amount payable to an Indemnitee pursuant to Section 10.1 or 10.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

      SECTION 10.4 Limitations on Liability. Notwithstanding anything to the contrary in this Section 10:

      (a) The sole and exclusive remedy of Purchaser and any other Indemnitee against Seller and Guarantor solely in connection with any breach of any representation or warranty contained in this Agreement shall be to seek indemnification as provided in Section 10.1(e); and

      (b) in no event shall Seller or Guarantor have any liability for special, punitive, speculative, indirect or consequential damages or for lost profit.

                                   ARTICLE XI

                                  MISCELLANEOUS

      SECTION 11.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in this Agreement and the other Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any and all Property to the Purchaser, any disposition of any interest of the Purchaser in the Property and the expiration or sooner termination of the Operative Documents.

      SECTION 11.2 No Broker, etc. Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement or the transactions contemplated herein or in the other Operative Documents nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

      SECTION 11.3 Notices. Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing and delivered by hand delivery, by certified mail (postage pre-paid, return receipt requested) or by a nationally recognized courier service and any such notice shall become effective upon delivery (in the case of hand delivery), three (3) Business Days after mailing (with respect to a notice by certified mail) and upon delivery to the recipient (with respect to a notice delivered by a courier service) and shall be directed to the address of such Person identified below the signature of each party to this Agreement. From time to time any party may designate a new address for purposes of notice hereunder by written notice to each of the other parties hereto in accordance with this Section.

      SECTION 11.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11.5 Entire Agreement; Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

      SECTION 11.6 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

      SECTION 11.7 Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto.

      SECTION 11.8 GOVERNING LAW. THIS PURCHASE AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF WEST VIRGINIA AS TO ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE EXCLUDING ANY CONFLICT-OF-LAW OR CHOICE-OF-LAW RULES WHICH MIGHT LEAD TO THE APPLICATION OF THE INTERNAL LAWS OF ANY OTHER JURISDICTION.

      SECTION 11.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 11.10 Further Assurances. The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Seller, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and preserve the security interests and liens (and the priority thereof) intended to be created pursuant to this Agreement, the other Operative Documents, and the transactions thereunder (including the preparation, execution and filing of any and all filings or registrations which the parties hereto may from time to time request to be filed or effected); provided, however, that the Seller shall not be required to pay expenses pursuant to this Section to the extent solely arising from a breach or alleged breach by Purchaser or any Investor of this Agreement or any other Operative Document. The Seller, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including any action specified in the preceding sentence), or as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Document.

      SECTION 11.11 SUBMISSION TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF WEST VIRGINIA AND THE CIRCUIT COURT OF HANCOCK COUNTY, WEST VIRGINIA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH OF SUCH PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDINGS BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      SECTION 11.12 WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 11.12 HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER OPERATIVE DOCUMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               FW HOLDINGS, INC, as Seller


                               By:
                                 -----------------------------------------------
                                   Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------

                               Initial address for notices:

                               F.W. Holdings, Inc.
                               400 Three Springs Drive
                               Weirton, West Virginia 26062-4997
                               Attention:  Mr. Mark Kaplan

                               With a copy to:

                               Kirkpatrick & Lockhart LLP
                               Henry W. Oliver Building
                               535 Smithfield Street
                               Pittsburgh, Pennsylvania
                               15222-2312
                               Attention:  W. Henry Snyder, Esq.





                                       S-1
                                   [Agreement]

                               MABCO STEAM COMPANY, LLC,
                               as Purchaser


                               By:  The   Cleveland-Cliffs   Iron
                                    Company, its Manager


                               By:
                                 -----------------------------------------------
                                   Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------



                                Initial address for notices:

                                Cleveland-Cliffs Inc.
                                Diamond Building
                                1100 Superior Avenue
                                18th Floor
                                Cleveland, Ohio 44114-2589
                                Attention:  Mr. Donald J.
                                Gallagher

                                With a copy to:

                                Jones, Day, Reavis & Pogue
                                901 Lakeside Avenue
                                Cleveland, Ohio 44114-1190
                                Attention:  Michael G. Marting,
                                Esq.



                                      S-2
                                  [Agreement]

                               WEIRTON STEEL CORPORATION,
                               as GUARANTOR


                               By:
                                 -----------------------------------------------
                                   Name:
                                        ----------------------------------------
                                  Title:
                                        ----------------------------------------



                               Initial address for notices:

                               Weirton Steel Corporation
                               400 Three Springs Drive
                               Weirton, West Virginia 26062-4997
                               Attention:  Mr. Tom Evans

                               With a copy to:

                               Kirkpatrick & Lockhart LLP
                               Henry W. Oliver Building
                               535 Smithfield Street
                               Pittsburgh, Pennsylvania
                               15222-2312
                               Attention:  W. Henry Snyder, Esq.




                                      S-3
                                  [Agreement]

                                 SCHEDULE 5.1(g)


            CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS OF
                              GUARANTOR AND SELLER


GUARANTOR:
Weirton Steel Corporation
400 Three Springs Drive
Weirton, WV  26062


SELLER:

FW Holdings
Weirton Steel Corporation
400 Three Springs Drive
Weirton, WV  26062

                                 SCHEDULE 5.1(j)


              INFORMATION ABOUT THE PROPERTY FURNISHED BY GUARANTOR


1.    Memorandum from Jim Taylor to Dulcie McCutcheon dated August 21, 2001.

2.    Letter from Dulcie McCutcheon to John Edwards dated September 17, 2001.

                                 SCHEDULE 6.1(p)


                       AGREEMENTS RELATING TO THE PROPERTY


Agreements between the Guarantor and the Independent Steelworkers Union

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF THE LAND


All that certain parcel of land situate in the District of Butler, County of Hancock, City of Weirton, State of West Virginia, being more particularly described as follows:

Beginning at the western most corner of Lot 316 of the Phillips Sheet & Tin Plate Company first addition Plat Book 1, page 77, said point also being the intersection of the east right-of-way line of Main Street (Second Street) with the south line of Avenue "C" and the true place of beginning of the property here to be conveyed; thence leaving said point and with the south right-of-way line of Avenue "C" and the north line of Lots 316 through 302, north 36 degrees
- 43 minutes east a distance of 474.89 feet to the north east corner of Lot 302 said point being on the west right-of-way line of County Road (WV Route 2) thence with said west right-of-way line south 40 degrees, 04 minutes east a distance of 282.48 feet to a point being the southeast corner of Lot 317 and the intersection of the west right-of-way line of County Road with the north right-of-way line of Avenue "D"; thence with the north right-of-way of Avenue "D" south 36 degrees, 43 minutes west a distance of 410.30 feet to a point on the east right-of-way line of the aforementioned Main Street said point also being the intersection of the north right-of-way line of Avenue "D" with the east right-of-way line of Main Street; thence with the east right-of-way line of Main Street and the west line of Lot 330, Alley "H", and Lot 316, north 53 degrees - 17 minutes west a distance of 275 feet to the place of beginning.

Containing 2.794 acres more or less.

Being a fractional part of lands of Weirton Steel Corporation Parcel III as recorded in the records of Hancock County Deed Book 193, page 116 also being Lots 302 through 330 and Alley "H" of the Phillips Sheet and Tin Plate Company First Addition Plat Book 1 page 77, said Alley H was conveyed by the City of Weirton to Weirton Steel Corporation, a Delaware corporation, by quitclaim deed dated January 15, 2001 and recorded in Deed Book 252 at page 220.

                                    EXHIBIT B


                                  ENERGY ASSETS


                                  SEE ATTACHED

                                    EXHIBIT C


                                SUPPLY AGREEMENT


                                  SEE ATTACHED

                                    EXHIBIT D


                                      LIENS


1. Real estate taxes for 2002, and subsequent years (not yet due and payable).

2. Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site made by Weirton Steel Corporation dated October 25, 2001 and recorded in Lease Book 36, Page 633 Hancock County Clerk's Office; as amended by that certain First Amendment to Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site made by Weirton Steel Corporation dated October 26, 2001, and recorded in Lease Book ____, Page ____, Hancock County Clerk's Office.

3. Distribution Line Easement dated November 17, 1969, and recorded in Lease Book 14, Page 92, Hancock County Clerk's Office.

4. Transmission Line Easement dated January 23, 1974, and recorded in Lease Book 15, Page 499, Hancock County Clerk's Office.

5. Transmission Line Easement dated May 9, 1979, and recorded in Lease Book 17, Page 708, Hancock County Clerk's Office.

6. Right of Way Agreement dated February 2, 1996, and recorded in Lease Book 30, Page 443, Hancock County Clerk's Office, as shown on survey prepared by Stegman & Schellhase, Inc., John R. Schellhase, West Virginia Registered Surveyor No. 57, dated October 25, 2000 and revised October 24, 2001 ("Survey").

7.    All coal, oil, gas, or other minerals underlying the subject property.

8. Right of way and easement over a strip containing 780 square feet, more or less, from Lot 302 of the insured property for State Road Purposes, conveyed by Vasilos Doxanas, et us, to the State of West Virginia, by deed dated December 21, 1940, and recorded in Deed Book 57, Page 290, Hancock County Clerk's Office, and as shown on the Survey.

9. The following matters shown on the Survey and more specifically set forth below:

      A)   Twenty-foot set-back building line as shown on Plat and Survey;

      B)   Fence encroachment on Alley D;

      C)   Subject to concrete sidewalks as shown on survey; and

      D)   Subject to underground oxygen line.

                                    EXHIBIT E


                                  BILL OF SALE


                                  SEE ATTACHED

                                    EXHIBIT F


                                      DEED


                                  SEE ATTACHED

                                    EXHIBIT G


                               EASEMENT AGREEMENT


                                  SEE ATTACHED

                                    EXHIBIT H


                               PURCHASE MONEY NOTE


                                  SEE ATTACHED

                                    EXHIBIT I


                            NON-DISTURBANCE AGREEMENT


                                  SEE ATTACHED

         APPENDIX A TO THE PURCHASE AGREEMENT AND LEASE


DEFINITIONS AND INTERPRETATION

      A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

      (i) the singular number includes the plural number and vice versa;

      (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

      (iii)reference to any gender includes each other gender;

      (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

      (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

      (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

      (vii)hereunder, hereof, hereto and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof; and

      (viii) including (and with correlative meaning "include") means including without limiting the generality of any description preceding such term.

      B. Computation of Time Periods. For purposes of computation of periods of time under the Operative Documents, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Time is of the essence with respect to all obligations of the parties under the Operative Documents.

      C. Accounting Terms and Determinations. Unless otherwise specified in any Operative Document, all terms of an accounting character used therein shall be interpreted, all accounting determinations thereunder shall be made, and all financial statements required to be delivered thereunder shall be prepared, in accordance with GAAP.

      D. Conflict in Operative Documents. If there is any conflict between any of the Operative Documents, such Operative Documents shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Purchase Agreement shall prevail and control.

      E. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      F. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

      "Accrued Rent" means the Basic Rent that otherwise would be payable but for the provisions of Section 4.1(a) of the Lease.

      "Additional Insured" is defined in Section 11.2(a) of the Lease.

      "Affiliate" means, as to any Person, any other Person directly or indirectly through one or more intermediaries Controlling, Controlled by, or under direct or indirect common Control with such Person. A Person shall be deemed to Control another Person if the Controlling Person owns twenty-five percent (25%) or more of any class of voting securities, partnership interests or other equity interests of the Controlled Person or possesses, indirectly or directly, the power to direct or cause the direction of the management or policies of the Controlled Person, whether through the ownership of voting securities, by contract or otherwise.

      "After Tax Basis" means, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient (less any tax savings realized and the present value of any tax savings projected to be realized by the recipient as a result of such payment) with respect to the receipt by the recipient of such amounts, such increased payment (as so reduced) is equal to the payment otherwise required to be made.

      "Allegheny Power" means Monongahela Power Company, d/b/a Allegheny Power , a regulated utility company, under the Power Supply Agreement.

      "Amortization" means that component of each Basic Rent Amortization Payment not applicable to the Investor Rate, but instead noted as "Principal Payment" on the Schedule 4.1 attached to the Lease.

      "Annual Basic Rent Payment Date" means March 31, 2003, and March 31 of each subsequent year throughout the Base Term.

      "Applicable Law" means all existing and future laws, rules, regulations (including Environmental Laws) statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including wetlands) and those pertaining to the construction, use or occupancy of the Property) or in each case affecting the Property or the Lessee or any Affiliate of Lessee.

      "Appraisal" is defined in Section 2.1(d) of the Purchase Agreement.

      "Appraised Foster Wheeler Plant" means the Land and the other real and personal property and assets more particularly described in the Appraisal and classified therein as the Foster Wheeler Steam Generation Facility solely for purposes of the Appraisal.

      "Appraised Generation Assets" means all assets in the Appraisal that are not classified therein as part of the Foster Wheeler Steam Generation Facility for purposes of the Appraisal.

      "Appurtenant Rights" means, with respect to the Land and the Improvements thereon, (i) the land underlying and the air space overlying the Land, (ii) any public (to the extent of Purchaser's rights therein) or private ways or streets crossing or abutting the Land or the Improvements thereon, (iii) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land or the Improvements thereon, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land or the Improvements thereon and
(iv) all permits, licenses and rights, whether or not of record, appurtenant to the Land or the Improvements thereon.

      "Assignment and Release of Supply Agreement" means the Assignment and Release of Supply Agreement between Lessee and Lessor dated as of the Closing Date.

      "at the expense of Lessee" means that Lessee will be responsible for the actual reasonable out-of-pocket costs incurred by the Person in question.

      "at the expense of Seller" means that Seller will be responsible for the actual reasonable out-of-pocket costs incurred by the Person in question.

      "Base Term" means the period commencing immediately after the expiration of the Interim Term and expiring on the Expiration Date.

      "Basic Rent" means, as of any Basic Rent Payment Date, the sum of (i) the Basic Rent Amortization Payment, plus (ii) the Energy Co-Payment, if any, plus
(iii) the Prepayment, if any.

      "Basic Rent Amortization Payment" means an amount calculated on a straight line amortization basis derived by taking the Lease Balance, amortized over the then remaining years of the Base Term at an interest rate equal to the Investor Rate, with level annual payments made on a quarterly basis. An example of the Basic Rent Amortization Payments (assuming a 10 year

Base Term, level quarterly payments and no adjustments based on Prepayments or Energy Co-Payments) is attached to the Lease as Schedule 4.1.

      "Basic Rent Commencement Date" means the date January 1, 2003.

      "Basic Rent Payment Date" means each March 31, June 30, September 30 and December 31 of the Lease Term occurring after the Basic Rent Commencement Date.

      "Bill of Sale" means the Bill of Sale, dated as of the Closing Date and executed by Lessee, by which the Energy Assets are conveyed to Lessor, in the form attached as Exhibit E to the Purchase Agreement.

      "Bondholders" means the holders of the bonds issued pursuant to that certain Indenture and issuance of Senior Secured Discount Notes due 2008 in exchange for 11 3/8% Senior Notes due 2004 and 10 3/4% Senior Notes due 2005, acting through the trustee under said Indenture.

      "Business Day" means a day other than a Saturday or a Sunday on which commercial banks in Weirton, West Virginia are open for business.

      "Capital Lease" means any lease of property by the Lessee or a Subsidiary of the Lessee, as lessee, which would be capitalized in accordance with GAAP.

      "Capital Lease Obligations" means the amount of obligations of the Lessee and its Subsidiaries under Capital Leases which would be shown as a liability of the Lessee or such Subsidiary in accordance with GAAP.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601 et. seq ., as amended by the Superfund Amendments and Reauthorization Act of 1986, as otherwise amended or modified from time to time, or any successor statute thereto.

      "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including reasonable legal fees and expenses) of any nature whatsoever.

      "Closing Date" means the date October 26, 2001.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

      "Collateral" is defined in Section 19 of the Lease.

      "Constituent Document" means, relative to any Person, its certificate of incorporation or articles of formation, its by-laws and all shareholder agreements, voting trusts, operating agreements and similar arrangements applicable to any of its authorized shares of capital stock or equity interests.

      "Contamination" means the presence of Hazardous Materials at or under any real property of the Lessee or any Subsidiary, whether owned or leased, which requires clean-up, remediation, monitoring or other action under any applicable Environmental Law.

      "Control" (and its derivatives such as Controlled and Controlling) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or other equity interests, by contract or otherwise, including the power to elect a majority of the directors of a corporation or trustees of a trust, as the case may be.

      "Deed" means the Special Warranty Deed, dated as of the Closing Date and executed by Lessee, by which the Facility is conveyed to the Lessor, in the form attached as Exhibit F to the Purchase Agreement.

      "Demand Date" is defined in Section 16.1(a) of the Lease.

      "Dollars" and "$" mean dollars in lawful currency of the United States of America.

      "Easement Agreement" means the Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site by Guarantor dated October 25, 2001, recorded in the Hancock County Clerk's Office in Lease Book 36 at page 633, as amended by that certain Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site by Guarantor dated October 26, 2001, to be recorded in the Hancock County Clerk's Office.

      "Energy Assets" means all (a) all Equipment listed on Exhibit B of the Purchase Agreement, and (b) all other Equipment located on the Land as of the Closing Date, specifically excluding the MBC Assets.

      "Energy Co-Payment" is defined in Section 17 of the Lease.

      "Environmental Audit" means an environmental site assessment regarding the Property (at least a standard "Phase I" evaluation) dated no earlier than six
(6) months prior to the Closing Date in form and substance reasonably satisfactory to the Purchaser.

      "Environmental Claim" means any claim, suit, notice, order, demand or other communication made by any Person with respect to the Lessee, the Seller, the Guarantor or any Subsidiary or any of their respective properties, whether owned or leased, that: (i) asserts a violation of an Environmental Law; (ii) asserts a liability under an Environmental Law; (iii) orders investigation, corrective action, remediation or other response under an Environmental Law;
(iv) demands information under an Environmental Law; (v) alleges personal injury or property damage resulting from Hazardous Materials; or (vi) alleges that there is or may be Contamination.

      "Environmental Condition" means, with respect to the Property, any activity, occurrence or condition that violates or results in non-compliance with or liability under any Environmental Law.

      "Environmental Law" means any Governmental Rule, permit, license, writ, injunction, decree, award or standard concerning health, safety and protection of, or regulation of the discharge of substances into, the environment, or which regulates the use, generation, management, control, treatment, storage or disposal of any substance, materials, or wastes, including without limitation, Hazardous Materials, whether now in existence or hereafter enacted, agreed to, issued or otherwise becoming effective.

      "Equipment" means all equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of the Facility or the Energy Assets, including heating, electrical, switch gear, uninterrupted power supply, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, generators, loading and unloading equipment and systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

      "Event of Default" is defined in Section 15 of the Lease.

      "Event of Loss" means any loss of, destruction or damage to, or taking of the Facility or Energy Assets (or any part thereof) other than an Event of Total Loss.

      "Event Notice" is defined in Section 13.1 of the Lease.

      "Event of Total Loss" means (i) all or substantially all of the Facility shall be damaged to the extent of being completely or substantially completely destroyed, (ii) all or substantially all of the Facility shall be taken by exercise of a power of eminent domain or similar right or power, or (iii) a Governmental Authority shall order that the Facility shall cease to operate permanently.

      "Expiration Date" means, unless the Lease shall have been earlier terminated in accordance with the provisions of the Lease or any of the other Operative Documents, December 31, 2012.

      "Facility" means the Land related to the Foster Wheeler Steam Generation Facility, as more fully described in Exhibit A of the Purchase Agreement, and all buildings, structures and other improvements of any and every nature located on the Land and all fixtures attached or affixed, actually or constructively, to the Land or to any such buildings, structures or other improvements.

      "Fleet" means Fleet Capital Corporation and its successor and assigns, as agent under the Senior Credit Facility to be entered into by Guarantor and various lenders.

      "GAAP" means generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board, its predecessors and its successors, including any official interpretations thereof.

      "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include all environmental and operating permits and licenses that are required for the use, occupancy, and operation of the Property.

      "Governmental Approval" Any order, consent, authorization, license, validation, approval or permit, issued to or required to be obtained by the Lessee, the Seller, the Guarantor or any of their Subsidiaries, as applicable, in connection with the ownership, construction, erection, installation, operation and maintenance of their respective properties, and the conduct of their respective present businesses.

      "Governmental Authority" means the government of the United States or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein.

      "Governmental Rule" means any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, including Environmental Laws, all whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

      "Guaranteed Obligations" means, as to any Person, any obligation, direct or indirect, by which such Person undertakes to guaranty, assume or remain liable for the payment or performance of a second Person's obligations, including (i) endorsements of negotiable instruments, (ii) discounts with recourse, (iii) agreements to pay or perform upon a second Person's failure to pay or perform, (iv) agreements to remain liable on obligations assumed by a second Person, (v) agreements to maintain the capital, working capital, solvency or general financial condition of a second Person, and (vi) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the nonfurnishing of such services.

      "Guarantor" means Weirton Steel Corporation, a Delaware corporation.

      "Guaranty Agreement" means the Guaranty Agreement, dated as of the Closing Date, executed by the Guarantor in favor of Lessor.

      "Hazardous Materials" means any hazardous or toxic materials, substances, chemicals, wastes or pollutants that from time to time are defined as such by or pursuant to or are regulated under any Environmental Laws, including friable asbestos, polychlorinated biphenyls, petroleum, petroleum derivatives or by-products, other hydrocarbons, urea formaldehyde and any material, substance, pollutant or waste that is defined as a hazardous waste under RCRA or defined as a hazardous substance under CERCLA.

      "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by a Governmental Authority ("Taxes") or otherwise (including, (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are, or are in the nature of, franchise, capital stock, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on the Property, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Lease Term, and whether or not such improvements are on or off site with respect to such Property), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Tax Indemnitee in connection with the Property or any part thereof or interest therein, or the Lessee or any sublessee or user of the Property; (b) the financing, refinancing, demolition, construction, subdivision, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of the Property or any part thereof or interest therein; (c) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (d) the Operative Documents or any payment made or accrued pursuant thereto; (e) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; or (f) otherwise in connection with the transactions contemplated by the Operative Documents. Impositions for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

      Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Impositions" shall not mean or include:

           (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer, documentary or property taxes) that are imposed by any Governmental Authority and that are based upon or measured by or with respect to gross or net income or gross or net receipts (including Taxes based on net income or net receipts derived solely from the transactions contemplated by the Operative Documents) or which are in substitution for, or relieve such Tax Indemnitee from any actual Tax based upon or measured by such Tax Indemnitee's gross or net income or receipts (including any minimum taxes, income or capital gains taxes, alternative minimum taxes, capital stock or franchise taxes, withholding taxes or taxes on, measured by or with respect to or in the nature of excess profits, items of tax preference, gift, succession, estate, or any similar taxes or taxes in lieu thereof) and any interest, additions to tax, penalties or other charges in respect thereof and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to the foregoing without regard to whether such tax is required to be collected by Lessee and without regard to whether Lessee would be liable for such withholding tax in the event it failed to so withhold; provided that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

           (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Property to which such Imposition relates);

           (iii)any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of Section 14.4(b) of the Lease, provided that the foregoing shall not limit any Lessee's obligation under Section 14.4(b) of the Lease to advance to such Tax Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 14.4(b) of the Lease or any expenses incurred by such Tax Indemnitee in connection with such contest;

           (iv) any interest, additions to tax or penalties imposed on a Tax Indemnitee as a result of a breach by such Tax Indemnitee of its obligations under Section 14.4(d) of the Lease as a result of a Tax Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 14.4(b) of the Lease or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Lease with respect to any such return;

           (v) any Taxes or impositions imposed upon a Tax Indemnitee with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Property or any part thereof, or any interest therein or any interest or obligation under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in a Tax Indemnitee or any Affiliate thereof, (other than any transfer pursuant to the terms of the Lease (by way of example but not limitation) (1) the exercise by the Lessee of the Termination Option or any termination option or other purchase of the Property by the Lessee, (2) the occurrence of an Event of Default, (3) an Event of Loss or an Event of Total Loss affecting the Property, or (4) any sublease, modification or addition to the Property by the Lessee);

           (vi) any Taxes or impositions imposed on a Tax Indemnitee, to the extent such Tax Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Lease (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis);

           (vii)Taxes imposed on or with respect to or payable by any Tax Indemnitee based on, measured by or imposed with respect to any fees or rents received by such Tax Indemnitee (unless such Tax is otherwise in substitution of a tax included in definitions of Impositions);

           (viii) any Taxes imposed against or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Tax Indemnitee;

           (ix) Taxes to the extent resulting from such Tax Indemnitee's failure to comply with the provisions of Section 14.4(b) of the Lease, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section 14.4(b) of the Lease (unless such failure is directly caused by the Lessee's breach of its obligations);

           (x) Taxes imposed on or with respect to or payable as a result of activities of a Tax Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents or not specifically authorized by Lessee or the Operative Documents;

           (xi) Taxes imposed on or with respect to or payable by a Tax Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien;

           (xii)Taxes imposed on or with respect to or payable by a Tax Indemnitee because such Tax Indemnitee or any Affiliate thereof is not a United States person within the meaning of Section 7701(a)(30) of the Code and the applicable Regulations thereunder;

           (xiii) Any Tax imposed by its express terms in lieu of or in substitution for a Tax not subject to indemnity pursuant to the provisions of
 Section 14.4 of the Lease; and

           (xiv)Any Tax imposed against or payable by a Tax Indemnitee pursuant to Section 3406 of the Code.

      "Improvements" is defined in Section 8 of the Lease.

      "Indebtedness" means, as to any Person, individually and collectively, (i) obligations and indebtedness for borrowed money, including the Obligations; (ii) obligations evidenced by bonds, debentures, notes or similar instruments; (iii) obligations under conditional sale or other title retention agreements relating to property purchased; (iv) obligations issued or assumed as the deferred purchase price of property or services; (v) Capital Lease Obligations; (vi) obligations with respect to letters of credit, whether matured or contingent;
(vii) obligations with respect to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate insurance or any other agreement or arrangement designed to provide protection against fluctuations in interest rates; (viii) obligations of others secured by any Lien on property or assets owned or acquired by the affected Person, whether or not the obligations secured thereby have been assumed; (ix) Guaranteed Obligations; and (x) all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing; provided, however, that Indebtedness shall not include accounts payable incurred in the ordinary course of business or accruals, made in accordance with GAAP, for liabilities or expenses incurred in the ordinary course of business, if those accounts payable or accrued liabilities do not constitute or represent obligations to repay borrowed money.

      "Indemnitee" means Lessor and each Investor and their respective Affiliates, members, successors, assigns, directors, members, shareholders, partners, officers, employees and agents.

      "Index" is defined in Section 17 of the Lease.

      "Interim Term" means the period commencing on the Closing Date and expiring at midnight on December 31, 2002.

      "Investment Company Act" means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

      "Investors" means those entities that are equity owners of the Lessor, as more fully described in Lessor's Operating Agreement.

      "Investor Rate" means (i) during the Interim Term, 12%, (ii) from January 1, 2003 through and including December 31, 2007, 12% and (iii) from January 1, 2008 through and including December 31, 2012, 16%.

      "Labor Supply Agreement" means the Labor Supply Agreement between Guarantor and Lessee dated as of the Closing Date.

      "Land" means the parcel of real property more particularly described on Exhibit A of the Purchase Agreement, and includes all Appurtenant Rights attached thereto.

      "Lease" means the Lease Agreement dated as of the Closing Date between the Lessor and the Lessee, which when executed and delivered will constitute the granting of a security interest in the Property.

      "Lease Balance" means, as of any date of determination, an amount equal to $30,000,000.00, plus all Accrued Rent, less Amortization, all Energy Co-Payments and Prepayments paid by Lessee through the date of determination.

      "Lease Term" means the Interim Term and the Base Term.

      "Lessee" means FW Holdings, Inc., a Delaware corporation, and its successors and assigns expressly permitted under the Lease and the other Operative Documents.

      "Lessor" means MABCO Steam Company, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

      "Lessor Lien" means any Lien or disposition of title with respect to the Property arising as a result of (a) any Claim against any Participant not resulting from the transactions contemplated by the Operative Documents, (b) any act or omission of any Participant which is not required or permitted by the Operative Documents or is in violation of any of the terms of the Operative Documents or (c) any Claim against any Participant, with respect to Taxes against which the Lessee is not required to indemnify such Participant pursuant to the Operative Documents.

      "Lessor's Operating Agreement" means the Operating Agreement of Lessor dated as of the Closing Date among Lessor and all Investors.

      "Lien" means any mortgage, deed of trust, pledge, security interest, security arrangement of any nature whatsoever, encumbrance, lien, easement, servitude or charge of any kind, including any irrevocable license (in favor of a Person other than the Lessee or its Affiliates), conditional sale or other title retention agreement, any lease in the nature thereof (including a synthetic lease, but excluding the Lease), and any assignment, deposit arrangement or lease intended as, or having the effect of, security or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

      "MBC Assets" means all of the Equipment leased pursuant to that certain Demand Promissory Note dated February 21, 1997, between Weirton Steel Corporation and MBC Leasing Corp., executed pursuant to and incorporating by reference the terms and conditions of that certain Master Lease Agreement dated as of September 1, 1993, between Weirton Steel Corporation and General Electric Capital Corporation, together with all accessions, substitutions and replacements thereof.

      "Management Services Agreement" means the Management Services Agreement between Guarantor and Lessee dated as of the Closing Date.

      "Mandatory Prepayment" is defined in Section 17 of the Lease.

      "Memorandum of Lease" means a Memorandum of Lease, A Credit Line Deed of Trust, Security Agreement and Fixture Filing dated as of the Closing Date between the Lessor and Lessee, in the form of Schedule 21.18 to the Lease, which
(i) when recorded in the appropriate public records will constitute a mortgage Lien on the Lessee's interest in the Property and (ii) when executed and delivered will constitute the granting of a security interest in the Property.

      "Mortgage" is defined in Section 19 of the Lease.

      "Non-Disturbance Agreement" means the Landlord's Non-Disturbance Agreement dated October 26, 2001 among the Seller, the Purchaser, the Guarantor and Fleet Capital Corporation.

      "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured, direct or indirect, choate or inchoate, sole, joint, several or joint and several, due or to become due, heretofore or hereafter contracted or acquired) of the Lessee arising under or in connection with the Operative Documents including (i) all obligations for Basic Rent, whether incurred on the Closing Date or thereafter, (ii) all obligations for Supplemental Rent and all other obligations and liabilities of the Lessee, whether incurred on the Closing Date or thereafter, whether for fees, costs, indemnification or otherwise, arising under any Operative Document,
(iii) following the occurrence and during the continuance of an Event of Default, all advances made by the Lessor for the maintenance, protection, preservation or enforcement of, or realization upon, the collateral in which the Lessor has been granted a security interest pursuant to an Operative Document (or any portion thereof) including advances for storage, transportation charges, taxes, insurance, repairs and the like.

      "Obsolete Component" is defined in Section 7.3 of the Lease.

      "Operative Documents" means the following:

           (i)        the Purchase Agreement;

           (ii)       the Lease;

           (iii)      the Memorandum of Lease;

           (iv)       the Guaranty Agreement;

           (v)        the Supply Agreement;

           (vi)       the Assignment and Release of Supply Agreement;

           (vii)      the Purchase Money Note; and

           (viii)     the Transfer Documents.

      "Optional Prepayment" is defined in Section 17 of the Lease.

      "Optional Termination Date" is defined in Section 12(a)(i) of the Lease.

      "Overdue Rate" means, with respect to any amount due under the Operative Documents, the applicable Investor Rate or other interest rate then in effect plus two percent (2%) or the highest rate permitted by Applicable Law (if any), whichever is less. In the event that the Overdue Rate collected by Lessor or any Investor is in violation of any usury or similar law, then the Overdue Rate shall be reduced to the extent necessary to cause the Overdue Rate to comply with any usury or similar law.

      "Participant" means the Lessor or any Investor.

      "Permitted Liens" means:

          (i) Liens for taxes, assessments, governmental charges or levies on the affected Person's properties if such taxes, assessments, governmental charges or levies (A) are not at the time due and payable or if they can thereafter be paid without penalty or are being contested in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or (B) are not pursuant to any Environmental Law;

          (ii) pledges or deposits to secure payment of workers' compensation obligations, unemployment insurance, deposits or indemnities to secure public or statutory obligations or for similar purposes;

          (iii) Liens arising out of judgments or awards against it with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which it has created adequate reserves or has adequate insurance protection;

          (iv) mechanics', carriers', workmen's, repairmen's and other similar statutory liens incurred in the ordinary course of such Person's business, so long as the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and with respect to which such Person has created adequate reserves or has adequate insurance protection;

          (v) security interests in favor of lessors of personal property, which property is the subject of a true lease between the lessor and the affected Person;

          (vi) Liens to secure purchase money security interests, as the that term is defined in the Uniform Commercial Code, in property that secures the indebtedness that was incurred to acquire the property;

          (vii) good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

          (viii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any respect by existing or proposed structures or land use; and

          (ix)  Liens set forth on Exhibit D to the Purchase Agreement.

      "Permitted Property Liens" means, with respect to the Property, any of the following:

          (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents, including the easements and other rights established by the Easement Agreement;

          (ii) the rights of any sublessee or licensee under a sublease permitted by the terms of the Lease;

          (iii) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 14.4 of the Lease;

          (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of any Improvements or arising in the ordinary course of business for amounts that either (A) are not more than 60 days past due or (B) are being diligently contested in good faith by appropriate proceedings and for the payment of which adequate reserves have been provided as required by GAAP, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 14.4 of the Lease;

          (v) Liens of any of the types referred to in clause (iv) above that are more than 60 days past due or are not being diligently contested in good faith by appropriate proceedings that in each case have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

          (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 6 of the Lease;

           (vii) easements, rights of way and other encumbrances on title to real property set forth on Exhibit D of the Purchase Agreement;

           (viii) Lessor Liens; provided that the existence of such liens shall not be deemed Lessee's authorization or recognition of such liens;

           (ix) Liens created by the Lessee with the consent of the Lessor; and

           (x) Liens or other encumbrances described in Schedule B on the title insurance policy delivered by the Title Company with respect to the Property pursuant to the Purchase Agreement, other than Liens described in clause (iv) above that are not removed within 60 days of their origination.

           "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, other business entity or Governmental Authority.

           "Power Supply Agreement" means any agreements, if any, entered into between Lessee and Allegheny Power after the Closing Date related to the sale of electricity generated from the Energy Assets.

           "Prepayment" means the Optional Prepayment and the Mandatory Prepayment.

           "Property" means the Facility and the Energy Assets.

           "Prudent Utility Practice" means at a particular time, (a) any of the practices, methods and acts engaged in or approved by a significant portion of the electric generating industry at such time, or (b) any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with good business practices, reliability, safety and expedition; provided that "Prudent Utility Practice" is not intended to be limited to the optimum or minimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of Governmental Authorities and any applicable agreement.

           "PUHCA" means the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

           "Purchase Agreement" means the Purchase Agreement, dated as of the Closing Date, among the Lessor, the Lessee and the Guarantor.

           "Purchase Agreement Guaranty" is defined in Section 9.1 of the Purchase Agreement.

           "Purchase Agreement Obligations" is defined in Section 9.1 of the Purchase Agreement.

           "Purchase Price" is defined in Section 3.2 of the Purchase Agreement.

           "Purchase Money Note" is defined in Section 3.2 of the Purchase Agreement, and to be in substantially in the form attached as Exhibit H to the Purchase Agreement.

           "Purchaser" means MABCO Steam Company, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

           "Put Event" is defined in Section 13.1 of the Lease.

           "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. 6901 et seq., or as otherwise amended or modified or any successor statute thereto.

           "Regulatory Credits" is defined in Section 7.4 of the Lease.

           "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Material.

           "Rent" means Basic Rent and Supplemental Rent, collectively.

           "Required Improvements" is defined in Section 8 of the Lease.

           "Requirement of Law" means, as to any Person, (a) the Constituent Documents of such Person, and (b) all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of any Governmental Authority affecting the Property, or the use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including all building, zoning, subdivision and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 1201 et. seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee or Guarantor affecting the Property.

           "Restructuring Indebtedness" means (i) the Senior Credit Facility to be entered into by the Guarantor and Fleet Capital Corporation, as agent, as the same may be amended, renewed or modified from time to time, (ii) the Indenture and issuance of Senior Secured Discount Notes due 2008 in exchange for 11 3/8% Senior Notes due 2004 and 10 3/4% Senior Notes due 2005, and (iii) the issuance of Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2001 due 2010 for the 8 5/8% Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 due 2014.

           "Secured Amount" is defined in Section 19 of the Lease.

           "Secured Party" is defined in Section 19 of the Lease.

      "Seller" means FW Holdings, Inc., a Delaware corporation, and its successors and assigns.

      "Severable Improvements" means Improvements to the Property (i) that are not required by Governmental Rule, (ii) that can be readily removed or detached from the Property without damaging the Property, (iii) that are not required for the proper operation of the Property, and (iv) the removal of which will not delay or interfere with Lessor's ability to exercise its rights under the Operative Documents.

      "Steam Supply Agreement" means the Steam Supply Agreement between Guarantor and Lessee dated as of the Closing Date.

      "Subsidiary" means, with respect to any Person either (i) any corporation more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the affected Person or one or more Subsidiaries of such Person, or by the affected Person and one or more Subsidiaries of such Person, or (ii) any other Person which is so owned or controlled.

      "Supplemental Rent" means any and all amounts, liabilities and obligations (other than Basic Rent, Energy Co-Payments, or Prepayments) which the Lessee assumes, agrees or is otherwise obligated to pay to the Lessor, any Investor or any other Person under the Lease, or under any of the other Operative Documents (whether or not designated as Supplemental Rent).

      "Supply Agreement" means the Supply Agreement between Guarantor and Lessor dated as of the Closing Date related to the provision of utilities, resources, supplies and services related to the Facility, in the form attached as Exhibit C to the Purchase Agreement.

      "Tax Indemnitee" means Lessor and each Investor, their respective Affiliates and their respective successors, assigns, directors, shareholders, members, partners, officers, employees and agents.

      "Taxes" is defined in the definition of Impositions.

      "Termination Option" is defined in Section 12.1 of the Lease.

      "Termination Value" means, as of any date of determination, an amount equal to the sum of (i) the then outstanding Lease Balance and, without duplication, (ii) all Supplemental Rent due and owing by Lessee under the Operative Documents.

      "Title Company" means Chicago Title Insurance Corporation.

      "Transaction Expenses" means all costs and expenses in connection with:

           (i) any and all Impositions incurred in recording, registering or filing any Transfer Document, the Mortgage or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

           (ii) all costs and expenses for surveys and Environmental Audits for the Property; and

           (iii) all cost and expenses incurred in connection with the owners title insurance policy issued by the Title Company in favor of the Purchaser under the Purchaser Agreement, including all examination fees and other costs associated with such title policy.

      "Transfer Documents" means the Deed, Easement Agreement, Bill of Sale and all other documents and instrument reasonably necessary to vest title to the Property in the Lessor as contemplated by the Operative Documents.

      "Trustee" is defined in Section 19 of the Lease.

      "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.